SUBLEASE CONTRACT

          This Sublease Agreement (“Agreement”) dated September 15, 2010, is made between Genesis Research LLC ("Genesis”), 50 Harrison Street, Suite 315, Hoboken, New Jersey 07030 and Anavex Life Sciences Corp (Anavex), 405 Trimmer Road Suite 100 Califon, NJ 07830.

          WHEREFORE, the parties to this document mutually desire to enter into an Agreement to sublease certain property under a written contract.

          WHEREFORE Genesis, hereinafter referred to as "Sublessor", has entered into a lease contract with the Landlord of the premises located at:

          50 Harrison Street, Suite 315, Hoboken, New Jersey 07030

and;

          WHEREFORE, Anavex, hereinafter referred to as "Sublessee", desires to sublease said premises under certain terms and conditions.

The parties mutually agree to the following:

  Genesis shall provide Anavex with the use of the downstairs floor within Suite 315 (referred to as Suite 315A) for a period of one year beginning September 15, 2010.
  Anavex shall pay Genesis $2,500 per month plus the cost of separately metered utilities for the use of Suite 315A.
  Anavex will provide Genesis with a refundable three month Security Deposit ($7,500) for said premises
  Anavex corporate identity will be displayed at the street entrance to the premises as well as within the corridor outside Suite 315
  Anavex will have full use of the Conference Room within Suite 315
  Genesis will provide mail forwarding services to Anavex
  Anavex agrees to reimburse Genesis for any damages, beyond normal wear and tear, which occur to the premises while under the control of Anavex.

AGREED AND ACCEPTED

/s/ Harvey Lalach           /s/ Cameron Durrant
Anavex Life Sciences Corp.
Date: September 20, 2010

/s/ Steve Arikian
Genesis Research LLC
Date: September 20, 2010